UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2014

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103 Tustin, California 92780
(Address of principal executive offices) (zip code)

(714) 210-3850
(Registrant’s telephone number, including area code)

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On or about August 11, 2014, management and the Company concluded that the Company should restate derivative related charges in connection with convertible debt issued during the first quarter of 2014. The Company’s method of valuing the convertible debt did not include recognition of derivative liabilities associated with the issuance of the convertible debt. The determination was made in connection with the preparation of the Form 10-Q for the second quarter ended June 30, 2014 (the “Form 10-Q”), at the advice of M&K CPAS, PLLC, the Company’s engaged independent registered public accounting firm (“M&K”). The cumulative effect of this change through March 31, 2014 is a $10,951 increase in convertible debts payable, a $325,939 increase in derivatives, a $336,890 increase in current and total liabilities, a decrease of $200,000 in additional paid-in capital, and a $136,890 increase in the Company’s net loss. The change had no effect on the Company's reported cash flows.

The Company expects to include the restatements in the Form 10-Q which is expected to be filed no later than August 14, 2014.

The Company has requested from its independent accountant a letter addressed to the Securities and Exchange Commission in which it confirms that it agrees with the statements made in response to this Item 4.02. Such letter is attached hereto as Exhibit 16.3

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.3	Letter dated August 12, 2014 M&K CPAS, PLLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc.

Dated: August 12, 2014		/s/ Craig Holland
	By:	Craig Holland
	Its:	President and Chief Executive Officer

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